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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K
                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                              THE SECURITIES ACT OF 1934



                          DATE OF REPORT: DECEMBER 23, 1998


                                COLORADO MEDTECH, INC.
                        ----------------------------------------
                (Exact name of registrant as specified in its charter)


        COLORADO                         000-12471               84-0731006
----------------------------         ----------------          --------------
(State or other jurisdiction         (Commission File         I.R.S. Employer
     of incorporation)                    Number)           Identification No.)

                                  6175 LONGBOW DRIVE
                               BOULDER, COLORADO 80301
                           ---------------------------------
            (Address, including zip code, of principal executive offices)


                                    (303) 530-2660
                                  -------------------
                           (Registrant's telephone number,
                                 including area code)

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ITEM 5.   OTHER EVENTS.

          On December 23, 1998, Colorado MEDtech, Inc. (the "Company") adopted a Shareholder Rights Plan. The Rights Plan is similar to plans adopted by many public companies.

In connection with the adoption of the Rights Plan, the Board declared a dividend of one Preferred Stock Purchase Right for each outstanding share of the Company's Common Stock. Each Right, which is not presently exercisable, entitles the holder to purchase one one-hundredth of a share of Preferred Stock (the "Preferred Stock") at an exercise price of $55.00. In the event that any person acquires 15% or more of the outstanding shares of the Company's Common Stock, each holder of a Right (other than the acquiring person or group) will be entitled to receive, upon payment of the exercise price, that number of shares of Common Stock having a market value equal to two times the exercise price.

The distribution of the Rights will be made to shareholders of record on December 23, 1998. The Rights will expire on December 23, 2008. The Rights distribution is not taxable to shareholders. Details of the Rights distribution are contained in a "Summary of Rights to Purchase Preferred Shares", which will be mailed to all shareholders of the Company.

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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATED, this 7th day of January, 1999.


                              COLORADO MEDTECH, INC.


                              By:  /s/ John V. Atanasoff, II
                                 ----------------------------
                                       John V. Atanasoff, II
                                       Chief Executive Officer



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